EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares of Common Stock, $.01 par value of Acadia Healthcare Company, Inc. and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: September 20, 2019

P2 CAPITAL MASTER FUND I, L.P.			P2 CAPITAL MASTER FUND VI, L.P.

By:		P2 Capital Partners, LLC,	By:	P2 Capital Partners, LLC,
		as Investment Manager		as Investment Manager

	By:	s/Claus Moller		By:	s/Claus Moller
		Name: Claus Moller			Name: Claus Moller
		Title: Managing Member			Title: Managing Member

P2 CAPITAL MASTER FUND XII, L.P.			P2 CAPITAL PARTNERS, LLC

By:		P2 Capital Partners, LLC,
as Investment Manager

By:		s/Claus Moller	By:	s/Claus Moller
		Name: Claus Moller		Name: Claus Moller
		Title: Managing Member		Title: Managing Member

CLAUS MOLLER

s/Claus Moller

Schedule I

TRANSACTIONS IN THE PAST SIXTY DAYS BY THE REPORTING PERSONS

The following table sets forth all transactions with respect to Shares of the Issuer’s Common Stock, $.01 par value effected during the past sixty (60) days by any of the Reporting Persons.  The transactions occurred on the open market and the reported price per share excludes brokerage commissions.

Shares Purchased/(Sold) by Manager on behalf of Master Fund I

Number of Shares Purchased/(Sold)	Price Per Share	Date
53,950	$31.9400	8/1/19
36,939	$28.4794	9/9/19
351,109	$31.6675	9/11/19
57,472	$31.9931	9/13/19
60,850	$32.7517	9/16/19
30,969	$31.9589	9/17/19
95,453	$32.5428	9/18/19

Shares Purchased/(Sold) by Manager on behalf of Master Fund VI

Number of Shares Purchased/(Sold)	Price Per Share	Date
(30,940)	$31.9400	8/1/19
18,117	$28.4794	9/9/19
781,052	$30.1990	9/10/19
214,976	$31.6675	9/11/19
49,678	$31.9931	9/13/19
60,778	$32.7517	9/16/19
27,577	$31.9589	9/17/19
87,453	$32.5428	9/18/19

Shares Purchased/(Sold) by Manager on behalf of Master Fund XII

Number of Shares Purchased/(Sold)	Price Per Share	Date
(23,010)	$31.9400	8/1/19
12,373	$28.4794	9/9/19
152,464	$31.6675	9/11/19
25,165	$31.9931	9/13/19
28,372	$32.7517	9/16/19
13,596	$31.9589	9/17/19
41,883	$32.5428	9/18/19